EXHIBIT 99

SUPERIOR BANCORP MERGER WITH COMMUNITY BANCSHARES RECEIVES REGULATORY APPROVAL

BIRMINGHAM, AL – October 4, 2006 – Superior Bancorp (NASDAQ: SUPR) and Community Bancshares, Inc. (NASDAQ: COMB) announced today that the Office of Thrift Supervision (OTS), the primary regulator of Superior Bancorp, has approved their planned merger, subject to approval by the stockholders of both companies.

“We are excited to receive regulatory approval of our merger with Community,” said Stan Bailey, Chief Executive Officer of Superior Bancorp. “We look forward to our stockholders’ meeting, and we are confident that our stockholders understand the value of this partnership in creating a strong Northeast Alabama branch network and will approve the merger.”

Superior Bancorp will hold its stockholders’ meeting on October 12, 2006 at 1:00 p.m. C.D.T. in Birmingham, Alabama. Community Bancshares will hold its stockholders’ meeting on the same date and time in Oneonta, Alabama.

“With regulatory approval secured, we can now focus on our stockholders and customers as we move forward to complete this partnership,” said Patrick Frawley, Community Bancshares’ Chairman, President and Chief Executive Officer.

Completion of the proposed merger is subject to approval by the stockholders of both companies and to the satisfaction of other usual and customary closing conditions specified in the merger agreement. Upon stockholder approval, it is expected that the merger will be consummated on October 31, 2006. Community stockholders will be contacted by mail regarding the exchange of Community Bancshares shares for Superior Bancorp shares.

About Superior Bancorp

Superior Bancorp is a $1.8 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community federal savings bank. Superior Bank has 39 branches, with 19 locations throughout the state of Alabama and 20 locations in Florida. Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee and Panama City, Florida.

Superior completed the acquisition of 1st Kensington Bank of Tampa, Florida on August 31, 2006, more than doubling its assets in Florida to over $600 million.

Upon completion of the merger with Community Bancshares, Inc., Superior Bank will become a $2.4 billion community bank with 56 banking offices from Huntsville, Alabama to Tampa, Florida. In addition, Superior Bank currently has 16 new branches planned for Northeast Alabama and Florida during 2006 and 2007.

Superior will also operate 21 consumer finance offices in Northeast Alabama as First Community Credit and Superior Financial Services.

About Community Bancshares, Inc.

Community Bancshares, Inc. is the $572 million parent company for Community Bank and is among the largest community banking institutions in Alabama in terms of deposits, according to FDIC data. Community Bancshares is headquartered in Blountsville, Alabama.

Additional Information

On August 8, 2006, in connection with the pending merger, Superior Bancorp filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement / Prospectus relating to the merger. Stockholders of Superior Bancorp and Community Bancshares are urged to read the Registration Statement and the Joint Proxy Statement / Prospectus, as well as all other relevant documents filed or to be filed with the SEC, because they contain important information about the companies and the proposed transaction. The Registration Statement was declared effective by the SEC on September 6, 2006, and the final Joint Proxy Statement / Prospectus has been mailed to stockholders of each company. This announcement does not constitute a solicitation or an offer to buy any securities. Stockholders are able to obtain the Registration Statement, the

Joint Proxy Statement / Prospectus and any other relevant filed documents free of charge at the SEC’s website (www.sec.gov). These documents can also be obtained free of charge by directing a request to Superior Bancorp, Attention: Investor Relations, 17 North 20th Street, Birmingham, Alabama 35203.

Superior Bancorp, Community Bancshares and their respective directors and officers may be deemed to be participants in the solicitation of approvals from each company’s stockholders in respect to the proposed transaction.

Information regarding such participants is available or incorporated by reference in the Joint Proxy Statement / Prospectus and the Registration Statement.

Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such “forward-looking statements,” wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward- looking statements.” Such “forward-looking statements” should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp’s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward-looking statements,” some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.

Superior Bancorp disclaims any intent or obligation to update “forward- looking statements.”

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK

(2265).